UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)             September 1, 2006

REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices) (Zip Code)

(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations.
Item 1.01 Entry into a Material Definitive Agreement.
     On September 1, 2006, the Company entered into a transaction to purchase substantially all of the broadcast assets of five radio stations serving the Buffalo, New York market from CBS Radio Stations Inc. for $125.0 million in cash. The stations being purchased are WBLK-FM, WBUF-FM, WECK-AM, WJYE-FM and WYRK-FM. Regent has placed $9,375,000 in escrow to secure its obligation under the asset purchase agreement. The completion of the transaction is subject to routine regulatory approvals, which the Company expects to obtain during the fourth quarter of 2006. Regent intends to begin operating the stations through a local marketing agreement in October 2006. The Company anticipates funding the transaction through a senior credit facility being arranged by Banc of America Securities.
     Prior to September 1, 2006, no material relationship existed between the Company and CBS Radio Stations Inc.
Section 9 Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit	Description
99(a)	Press release dated September 5, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2006	REGENT COMMUNICATIONS, INC.
By: /s/ ANTHONY A. VASCONCELLOS

Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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